EXHIBIT 10bii

[FIRST/SECOND] AMENDMENT TO
ANADARKO PETROLEUM CORPORATION
KEY EMPLOYEE CHANGE OF CONTROL CONTRACT

        THIS AMENDMENT, dated as of April 24, 2003 ("Amendment"), by and between Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), and _________________ (the "Executive"), amends the Key Employee Change of Control Contract by and between Anadarko and the Executive, dated as of the ___________ day of _______, [199__/200_], (the "Contract"). Capitalized terms used but not defined herein shall have the meanings set forth in the Contract.

1.      As permitted by Section 12 of the Contract and effective as of April 24, 2003, the Contract is hereby amended by replacing the last paragraph of Section 5(d) with the following:

"For purposes of this Section 5(d), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date (unless such Effective Date is attributable to the consummation by the Company of a Business Combination which constitutes a Change of Control and as set out in 2(c)(iii), at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination) shall be deemed to be a termination for Good Reason for all purposes of this Agreement."

2.      As amended hereby, the Contract is specifically ratified and reaffirmed.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed this 24th day of April, 2003.

ANADARKO PETROLEUM CORPORATION

By:____________________________________
        Charles G. Manley
        Executive Vice President, Administration

EXECUTIVE

_______________________________________